SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549



                            FORM 8-K


                     Current Report Pursuant
                  to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of report  (Date of earliest event reported)   February 2, 2000

           __________________________________________


                            XCL LTD.
     (Exact Name of Registrant as Specified in Its Charter)


                            Delaware
         (State or other Jurisdiction of Incorporation)


     1-10669                                   51-0305643
(Commission File Number)                   (I.R.S. Employer
                                         Identification Number)


                   Petroleum Tower,  Suite 400
                 3639 Ambassador Caffery Parkway
                   Lafayette, Louisiana 70503
            (Address of Principal Executive Offices)


                          318-989-0449
      (Registrant's Telephone Number, Including Area Code)




Item 5.     Other Events.

           On February 2, 2000, the Company announced that it would not appeal the American Stock Exchange's ("Exchange") decision to delist and will consent to the removal of its Common Stock from the Exchange. This action became necessary because the Company no longer fully satisfies all the guidelines of the Exchange for continued listing. The Exchange has advised that the last day for the Company's listing will be the close of business on Thursday, February 10, 2000. Concurrently, the Company's Common Stock will be delisted from the London Stock Exchange Limited.

      Further, the Company announced that it has taken steps to qualify its Common Stock for trading on the OTC Bulletin Board
("Bulletin Board").

     The Company will make an announcement when trading resumes on the Bulletin Board.


                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        XCL LTD.

     February 4, 2000                /s/ Lisha C. Falk
_________________________       By:_______________________________
             Date                  Name:     Lisha C. Falk
                                   Title:     Corporate Secretary